UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019
Commission file number 001-38142

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	35-2581557
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7102 Commerce Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2019, Delek U.S. Holdings, Inc. (“Delek”) announced the appointment of Mr. Assi Ginzburg, age 43, to Executive Vice President and Chief Financial Officer effective immediately. Mr. Ginzburg will succeed Mr. Kevin Kremke, who will remain with the company as an Executive Vice President and assist with the transition.

Mr. Ginzburg joined Delek in 2004 and has served in various executive roles, including serving as Delek’s Executive Vice President and Chief Financial Officer from January 2013 to June 2017 and as Executive Vice President, Strategic Planning since June 2017. Mr. Ginzburg has also served as an Executive Vice President of Delek Logistics GP, LLC, the general partner of Delek Logistic Partners, LP (the “General Partner”) and as a member of the Board of Directors of the General Partner since April 2012, and was appointed to serve as the Chief Financial Officer of the General Partner from January 2013 to June 2017. Mr. Ginzburg has been a member of the Israel Institute of Certified Public Accountants since 2001. In connection with his appointment, the Compensation Committee established Mr. Ginzburg’s compensation as follows: a) base salary of $400,000; b) target annual bonus equal to 70% of base salary; and c) a long term incentive value of $650,000 (50% time-vested restricted stock units and 50% performance share restricted stock units) under the Delek U.S. Holdings, Inc. 2016 Long-Term Incentive Plan.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1    Press Release dated March 5, 2019 announcing Chief Financial Officer Transition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2019	DELEK US HOLDINGS, INC.

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: Executive Vice President and Chief Financial Officer